                         NOTICE OF GUARANTEED DELIVERY

                      FOR TENDER OF SHARES OF COMMON STOCK
                                       OF

                                 CALGENE, INC.
                                       TO

                       MONSANTO ACQUISITION COMPANY, INC.
                          A WHOLLY OWNED SUBSIDIARY OF

                                MONSANTO COMPANY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery (or one substantially in the form hereof) must be used to accept the Offer (as defined herein) if (i) certificates ("Share Certificates") representing shares of common stock, par value $.001 per share (the "Shares"), of Calgene, Inc., a Delaware corporation, are not immediately available, (ii) time will not permit all required documents to reach The First National Bank of Boston (the "Depositary"), on or prior to the expiration date of the Offer or (iii) the procedure for book-entry transfer, as set forth in the Offer to Purchase, cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile to the Depositary. See "THE OFFER -- Procedure for Accepting the Offer and Tendering Shares" in the Offer to Purchase.

                                The Depositary:

                       THE FIRST NATIONAL BANK OF BOSTON

             By Mail:                   By Overnight Courier:                    By Hand:
          Bank of Boston                    Bank of Boston                        STARS
       Corporate Agency and              Corporate Agency and       Securities Transfer and Reporting
           Reorganization                   Reorganization                    Services, Inc.
          P.O. Box 1889                   150 Royall Street          One Exchange Place/55 Broadway,
                                                                                3rd Floor
        Mail Stop 45-02-53                Mail Stop 45-02-53             New York, New York 10006
 Boston, Massachusetts 02105-1889    Canton, Massachusetts 02021

                                 By Facsimile:
                        (For Eligible Institutions Only)
                                 (617) 575-2233

                        Confirm Facsimile by Telephone:
                                 (800) 736-3001

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to Monsanto Acquisition Company, Inc., a Delaware corporation and a wholly owned subsidiary of Monsanto Company, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 7, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth under "THE
OFFER -- Procedure for Accepting the Offer and Tendering Shares" in the Offer to
Purchase:

       ________________________________________________                  ________________________________________________
                 NAME(S) OF RECORD HOLDER(S)                                             NUMBER OF SHARES

       ________________________________________________                  ________________________________________________
                                                                                  CERTIFICATE NOS. (IF AVAILABLE)
       ________________________________________________                  Check box (and indicate account number) if Shares
                          ADDRESS(ES)                                  will be tendered by book-entry transfer effected by:
       ________________________________________________                          [ ] The Depository Trust Company
                          ZIP CODE
                                                                             [ ] Philadelphia Depository Trust Company

       ________________________________________________                  ________________________________________________
                  (AREA CODE) TELEPHONE NO.                                               ACCOUNT NUMBER
      X  ______________________________________________                     Dated:  ___________________________ , 1997
      X  ______________________________________________                     Dated:  ___________________________ , 1997
              SIGNATURE(S) OF RECORD HOLDER(S)

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)
        The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program (an "Eligible Institution"), hereby guarantees delivery to the Depositary, at one of its addresses set forth above, of Share Certificates tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of Shares into the Depositary's account at The Depository Trust Company or Philadelphia Depository Trust Company, in either case together with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee, or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three NASDAQ trading days after the date of execution of this Notice of Guaranteed Delivery.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.

       ________________________________________________                       X  ____________________________________
                        NAME OF FIRM                                                   AUTHORIZED SIGNATURE

       ________________________________________________                  ________________________________________________
                           ADDRESS                                                      NAME (PLEASE PRINT)

       ________________________________________________                  ________________________________________________
                          ZIP CODE                                                             TITLE
       ________________________________________________                     Dated:  ___________________________ , 1997
                  (AREA CODE) TELEPHONE NO.

               NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL